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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference herein, in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1986 Stock Option Plan (File No. 33-17071), in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1992 Stock Purchase Plan (File No. 33-52598), in the Registration Statement on Form S-8 pertaining to the CFX Corporation 1995 Stock Option Plan (File No. 33-61787), and in the Registration Statement on Form S-3 pertaining to the CFX Corporation Dividend Reinvestment and Stock Purchase Plan (File No. 33-54363) of our report dated January 13, 1997, except for Note 20 as to which the date is February 13, 1997, included in the Annual Report of Portsmouth Bank Shares, Inc. and Subsidiary for the year ended December 31, 1996.


                                    /s/ Shatswell, MacLeod & Company, P.C.
                                    --------------------------------------
                                    Shatswell, MacLeod & Company, P.C.



West Peabody, Massachusetts
September 11, 1997































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